Exhibit 99.1

ADT SIGNS DEFINITIVE AGREEMENT TO SELL CANADIAN OPERATIONS

Sale of Non-Core Business Expected to Result in a Stronger ADT with Improved Capital Efficiency

ADT Announces Planned Special Dividend of $0.70/Share

BOCA RATON, Fla., October 1, 2019 – ADT Inc. (NYSE: ADT) (the “Company” or “ADT”), the number one smart home security provider serving residential and business customers, today announced that it has entered into a definitive agreement to sell ADT Security Services Canada, Inc. (“ADT Canada”), to TELUS Corporation (“TELUS”) for approximately CAD $700 million in cash, subject to certain adjustments. The transaction comprises all of ADT Canada’s operations and assets.

“Opportunities continue to develop for ADT in the areas of smart home integration, the expansion of the home security business into new demographics and ADT’s growth in commercial security,” said Jim DeVries, President and CEO, ADT. “The sale of our more capital intensive Canadian operations enables us to sharpen our focus on the exciting growth and higher margin opportunities in the U.S., where we can more efficiently invest our time and resources. Importantly, these emerging opportunities are ideal for leveraging the trusted ADT brand as we continue generating strong free cash flow to drive shareholder value over the long term.”

The Company also announced that its Board of Directors authorized a one-time special dividend (“Special Dividend”) of up to $550 million and plans to set the dividend at $0.70 per share. The Special Dividend is conditioned upon the closing of the transaction and is subject to subsequent corporate action, and therefore may not be in that amount, or occur at all. Details of the Special Dividend, including the record date for shareholders eligible to receive the Special Dividend and the payment date of the Special Dividend, will be provided in conjunction with the closing of the transaction.

The Company expects to incur a non-cash charge in the third quarter in connection with the transaction, which may be material to ADT’s earnings. ADT plans to continue to execute on its previously disclosed capital allocation framework, which balances organic investments in the business, opportunistic bolt-on M&A opportunities, returning capital to shareholders and de-levering over time.

For the fiscal year ended December 31, 2018, ADT Canada generated revenue of USD $229 million.

Timing & Approvals

The transaction is expected to close in the fourth quarter of 2019, subject to customary closing conditions and other business requirements, including approval of the transaction by the Canadian Competition Bureau.

Advisors

RBC Capital Markets and Barclays are serving as financial advisors to ADT and Osler, Hoskin & Harcourt, LLP is serving as legal advisor.

About ADT

ADT is a leading provider of security and automation solutions serving residential and business customers. Ranked as the #1 Smart Home Security Provider*, ADT offers many ways to help protect customers by delivering lifestyle-driven solutions via professionally installed, do-it-yourself, mobile and digital-based offerings for residential, small business and larger commercial customers. ADT is a purpose-driven company backed by approximately 19,000 employees, more than 200 sales and service locations, and 12 owned and operated monitoring centers connecting customers to lifesaving support for today’s ever-changing security needs, 24/7. For more information, please visit www.adt.com or follow us on Twitter, LinkedIn, Facebook and Instagram.

*	Strategy Analytics, “US Interactive Security: Self-installed, Professionally-Monitored Solutions Gaining Momentum,” April 2019.

Forward Looking Statements

ADT has made statements in this press release and other reports, filings, and other public written and verbal announcements that are forward-looking and therefore subject to risks and uncertainties. All statements, other than statements of historical fact, included in this document are, or could be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are made in reliance on the safe harbor protections provided thereunder. These forward-looking statements relate to anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions, and other matters. Any forward-looking statement made in this filing speaks only as of the date on which it is made. ADT undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. Forward-looking statements can be identified by various words such as “expects,” “intends,” “will,” “anticipates,” “believes,” “confident,” “continue,” “propose,” “seeks,” “could,” “may,” “should,” “estimates,” “forecasts,” “might,” “goals,” “objectives,” “targets,” “planned,” “projects,” and similar expressions. These forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to management. ADT cautions that these statements are subject to risks and uncertainties, many of which are outside of ADT’s control and could cause future events or results to be materially different from those stated or implied in this document, or to not occur at all, including among others, risk factors that are described in the ADT Annual Report on Form 10-K and other filings with the Securities and Exchange Commission, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein.

Contacts

Media Inquiries:

Mónica Talán - ADT

mtalan@adt.com

Investor Relations:

Jason Smith – ADT

tel: 888.238.8525

investorrelations@adt.com